As filed with the Securities and Exchange Commission on February 27, 2009
Registration No. 333-•

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Art Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3141918
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Main Street, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)
Amended and Restated 1996 Stock Option Plan
(Full title of the plan)

Robert D. Burke
President and Chief Executive Officer
Art Technology Group, Inc.
One Main Street
Cambridge, Massachusetts 02142
(Name and address of agent for service)
(617) 386-1000
(Telephone number, including area code, of agent for service)

Copies to:
John D. Patterson, Jr., Esq.
Robert W. Sweet, Jr., Esq.
Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Telecopy: (617) 832-7000

     Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount of
securities to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common stock, $0.01 par value (1)	6,400,000 (2)(3)	$2.395 (4)	$15,328,000	$602.39

(1)	Each share includes one right to purchase shares of the Registrant’s series A junior participating preferred stock pursuant to the terms of a Rights Agreement, dated September 26, 2001, between the Registrant and EquiServe Trust Company, N.A.

(2)	Represents shares of the Registrant’s common stock issuable pursuant to awards granted under the Amended and Restated 2006 Stock Option Plan of Art Technology Group, Inc. (the “2006 Stock Plan”).

(3)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 1996 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(4)	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee of shares reserved for future issuance based on the average of the high and low price of the Registrant’s common stock as quoted on the Nasdaq Global Market on February 25, 2009.

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Art Technology Group, Inc., a Delaware corporation (the “Registrant”) to register 6,400,000 shares of the Registrant’s common stock, $0.01 par value per share, issuable pursuant to the Registrant’s Amended and Restated 1996 Stock Option Plan (“2006 Stock Plan”), which shares are in addition to those previously registered on the Forms S-8 (File Nos. 333-83325, 333-38926, and 333-73664) filed with the Securities and Exchange Commission on July 21, 1999, June 9, 2000 and November 19, 2001, respectively (the “Original Registration Statements”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant incorporates herein by reference the contents of the previously filed Original Registration Statements and the following documents filed with the Securities and Exchange Commission:
(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission pursuant to Section 13 of the Exchange Act;

(b)	the Registrant’s Current Reports on Form 8-K filed on February 5, 2009; and

(c)	the description of the Registrant’s common stock and related preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A filed on July 12, 1999, together with amendments and reports filed for the purpose of updating that description, including Amendment No. 1 to Form 8-A filed on October 2, 2001.
     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.
     Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
     You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:
Art Technology Group, Inc.
One Main Street
Cambridge, Massachusetts 02142
(617) 386-1000
     You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the securities registered hereby is being passed upon for the Registrant by Foley Hoag LLP, Boston, Massachusetts.
Item 6. Indemnification of Directors and Officers.
     Incorporated by reference to the Original Registration Statements.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are included as part of this registration statement.

		Filed with	Incorporated by reference
Exhibit		this Form		Filing Date with	Exhibit
Number	Description	S-8	Form	SEC	Number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1

4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2

4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4

4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and Computershare Investor Services f/k/a EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1

4.5	Art Technology Group, Inc. Amended and Restated 1996 Stock Option Plan		10-K	February 27, 2009	10.1

5.1	Legal opinion of Foley Hoag LLP	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page of this registration statement)	X
Item 9. Undertakings.
     Incorporated by reference to the Original Registration Statements.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of February, 2009.

Art Technology Group, Inc.
By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert D. Burke and Julie M.B. Bradley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of this 27th day of February, 2009.

Signature	Title

/s/ Robert D. Burke	President, Chief Executive Officer and Director
Robert D. Burke	(Principal Executive Officer)

/s/ Julie M.B. Bradley	Senior Vice President and Chief Financial Officer
Julie M.B. Bradley	(Principal Financial and Accounting Officer)

/s/ Daniel C. Regis	Chairman of the Board
Daniel C. Regis

/s/ Michael A. Brochu	Director
Michael A. Brochu

/s/ David B. Elsbree	Director
David B. Elsbree

/s/ John R. Held	Director
John R. Held

/s/ Ilene H. Lang	Director
Ilene H. Lang

/s/ Mary E. Makela	Director
Mary E. Makela

/s/ Phyllis S. Swersky	Director
Phyllis S. Swersky

EXHIBIT INDEX

		Filed with	Incorporated by reference
Exhibit		this Form		Filing date with	Exhibit
Number	Description	S-8	Form	SEC	number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1

4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2

4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4

4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and Computershare investor Services, f/k/a EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1

4.5	Art Technology Group, Inc. Amended and Restated 1996 Stock Option Plan		10-K	February 27, 2009	10.1

5.1	Legal opinion of Foley Hoag LLP	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page of this registration statement)	X